Exhibit 99.1

Forward Air Corporation Announces Election of Ronald W. Allen as New Independent Director

GREENEVILLE, Tenn.--(BUSINESS WIRE)--November 26, 2014--Forward Air Corporation (NASDAQ:FWRD) has elected Ronald W. Allen as a non-management director of its Board of Directors. The Company’s Board now consists of nine members, eight of whom are non-management directors.

Mr. Allen previously served as a director of Forward Air from 2011 to 2013. Mr. Allen retired as the Chief Executive Officer of Aaron’s, Inc., a leading lease-to-own company for furniture, appliances and electronics, in September 2014. He served as the Chairman of Aaron’s, Inc.’s Board of Directors and as Aaron’s, Inc.’s President and Chief Executive Officer from November 2012 until April 2014. Before being elected as Chairman of the Board of Aaron’s Inc., Mr. Allen served as President and Chief Executive Officer of Aaron’s, Inc. from February 2012 until November 2012, and as Interim President and Chief Executive Officer of Aaron’s, Inc. from November 2011 until February 2012. Mr. Allen retired as the Chairman of the Board, President and Chief Executive Officer of Delta Air Lines, Inc. (“Delta”) in July 1997. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta. Mr. Allen has been a Director of The Coca-Cola Company since 1991 and Aircastle Limited since 2006. He previously served as a Director of Interstate Hotels & Resorts, Inc. from 2006 to 2010 and Guided Therapeutics Inc. from 2008 to January 31, 2014.

Bruce A. Campbell, Chairman, President and CEO of the Company, commented, “Ron has extraordinary business expertise, and we are delighted to welcome him back to service on our Board of Directors. He will be a great addition to our Board.”

About Forward Air

Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.

Forward Air, Inc. is a leading provider of time-definite surface transportation and related logistics services to the North American expedited ground freight market. We offer our customers local pick-up and delivery (Forward Air CompleteSM) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); intermodal/drayage (Central States Trucking Co.); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.

Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com